Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2024 Second Quarter Financial Results

GAAP subscription revenue of $134.7 million at the high end of Q2 guidance

Year-to-date GAAP operating cash flow of $51.3M and adjusted operating cash flow of $45.1M

AUSTIN, Texas – October 10, 2023 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal second quarter ended August 31, 2023.

“While we delivered subscription revenue near the high end of our guidance in the second quarter and maintained strong adjusted EBITDA margins, our growth rate remained below our potential,” said Marje Armstrong, chief financial officer of e2open. “We continue to reposition the company for organic growth and have already taken a number of steps to improve our go-to-market performance and client engagement model in order to reaccelerate growth.

“These changes will take several quarters to show their intended impact and as a result, we now expect pressures on our growth rate to persist for the remainder of fiscal year 2024. In the meantime, we will maintain our focus on profitability and cash flow generation while continuing to invest in innovation across our platform to provide the most comprehensive and capable end-to-end global supply chain software ecosystem.”

“We have full confidence in e2open’s potential and its unique position in the attractive supply chain software market,” said Chinh E. Chu, chairman of the e2open Board of Directors. “The board believes that a leadership transition at this time can be a key enabler in accelerating the company’s growth trajectory. As announced earlier today, we are delighted to welcome Andrew Appel as interim chief executive officer to lead the company through this transition. Andrew will work closely with Marje Armstrong, our chief financial officer and Greg Randolph, our new chief commercial officer, and the rest of the experienced executive team as we focus on improving the company’s top line performance and executing our growth strategy.”

Fiscal Second Quarter 2024 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the second quarter of 2024 was $134.7 million, an increase of 2.4% from the year-ago comparable period and 85.0% of total revenue. Subscription revenue growth was 1.9% on a constant currency basis.

o
Total GAAP revenue for the second quarter of 2024 was $158.5 million, a decrease of 1.4% from the year-ago comparable period. Total revenue decreased 1.9% on a constant currency basis.

•
GAAP gross profit for the second quarter of 2024 was $79.2 million, an increase of 2.2% from the year-ago comparable period. Non-GAAP gross profit was $109.5 million, up 2.5% and 2.0% on a constant currency basis.

•
GAAP gross margin for the second quarter of 2024 was 50.0% compared to 48.2% from the year-ago comparable period. Non-GAAP gross margin was 69.1% on an organic and a constant currency basis compared to 66.5% from the year-ago comparable period.

•
Net loss for the second quarter of 2024 was $38.6 million compared to a net loss of $409.6 million from the year-ago comparable period. Adjusted EBITDA for the second quarter of 2024 was $56.1 million, an increase of 16.1% and 15.4% on a constant currency basis from the year-ago comparable period. Adjusted EBITDA margin was 35.4% on an organic and a constant currency basis versus 30.1% from the comparable year-ago period.

•
GAAP EPS for the second quarter of 2024 was a loss of $0.12. Adjusted EPS for the second quarter of 2024 was $0.04.

•
Cash flow
o
GAAP operating cash flow on a year-to-date basis was $51.3 million compared to $2.2 million from the year-ago comparable period, inclusive of non-recurring expenses.

o
Adjusted operating cash flow on a year-to-date basis, exclusive of non-recurring expenses, was $45.1 million, which represents 41.0% of year to date adjusted EBITDA.

Recent Business Highlights

•
Held e2open Connect 2023, the company’s annual customer and partner conference, in Orlando, Florida. This year’s North America event was an outstanding success, with attendance up 30% year over year among e2open’s customers, technology partners, and system integrator partners. The three-day event featured over 45 educational sessions delivered by client speakers across a range of industries, strategic and technology partners, and e2open presenters.

•
Announced strategic innovation initiatives in Connected Planning and Connected Logistics technology solutions, giving clients the opportunity to learn about these multi-year investments at Connect, in addition to sessions covering e2open’s technology platform developments across channel, planning, global trade, logistics, and supply applications.

•
Issued e2open’s annual ESG report outlining corporate policies and initiatives and highlighting the foundational role of network-based supply chain management platforms in addressing ESG risks and opportunities at the scope and scale of business.

•
Recognized as a Leader by Nucleus Research in the 2023 Control Tower Technology Value Matrix for the ninth consecutive year. The report distinguishes e2open’s ability to allow multi-tier structured and unstructured collaboration across supply chain partners and create autonomous decision-making capabilities that enable supply chains to operate in a truly connected fashion.

•
Continued to expand the logistics ecosystem of e2open’s industry-leading global network through partnerships with Traffic Tech, Emerge, and Flock Freight. Connecting these transportation partners to e2open’s global carrier network provides shippers with broader options to improve service levels and optimize transportation costs. E2open is a first mover in bringing Flock Freight’s shared truckload capabilities to the logistics ecosystem at scale.

•
Implemented a training and certification program for e2open’s Customer Success team, designed to dramatically improve the ability to deliver service excellence at every customer touchpoint, from initial contact to project delivery and beyond.

Financial Outlook for Fiscal Year 2024

As of October 10, 2023, e2open is updating full year 2024 guidance previously provided on May 1, 2023, and providing third quarter 2024 guidance as follows:

Fiscal 2024 Subscription GAAP Revenue

•
GAAP subscription revenue for fiscal 2024 is expected to be in the range of $530 million to $538 million, reflecting a 0.2% organic growth rate at the mid-point.

Fiscal 2024 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2024 is expected to be in the range of $625 million to $635 million, reflecting a 3.4% year over year decrease at the mid-point.

Fiscal Third Quarter 2024 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal third quarter of 2024 is expected to be in the range of $130 million to $133 million, reflecting a 2.5% year over year decrease at the mid-point.

Fiscal 2024 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2024 is expected to be in the range of 68% to 70%.

Fiscal 2024 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2024 is expected to be in the range of $215 million to $220 million, reflecting an implied adjusted EBITDA margin in the range of 34% to 35%.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal second quarter 2024 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2024. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 781045. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through October 24, 2023, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 49030. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 420,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 14 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended August 31,
(In thousands, except per share amounts)	2023	2022
Revenue
Subscriptions	$ 134,734	$ 131,621
Professional services and other	23,754	29,055
Total revenue	158,488	160,676
Cost of Revenue
Subscriptions	36,780	36,302
Professional services and other	17,844	22,383
Amortization of acquired intangible assets	24,698	24,566
Total cost of revenue	79,322	83,251
Gross Profit	79,166	77,425
Operating Expenses
Research and development	24,945	25,587
Sales and marketing	21,551	22,745
General and administrative	38,550	23,355
Acquisition-related expenses	18	5,580
Amortization of acquired intangible assets	19,993	21,023
Goodwill impairment	—	514,816
Total operating expenses	105,057	613,106
Loss from operations	(25,891)	(535,681)
Other income (expense)
Interest and other expense, net	(25,517)	(18,049)
Gain from change in tax receivable agreement liability	7,927	8,062
Gain from change in fair value of warrant liability	1,489	15,159
Gain from change in fair value of contingent consideration	1,260	7,260
Total other (expense) income	(14,841)	12,432
Loss before income tax provision	(40,732)	(523,249)
Income tax benefit	2,103	113,664
Net loss	(38,629)	(409,585)
Less: Net loss attributable to noncontrolling interest	(3,757)	(40,897)
Net loss attributable to E2open Parent Holdings, Inc.	$ (34,872)	$ (368,688)

Weighted-average common shares outstanding:
Basic	303,220	301,898
Diluted	303,220	301,898
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.12)	$ (1.22)
Diluted	$ (0.12)	$ (1.22)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	August 31, 2023	February 28, 2023

Assets
Cash and cash equivalents	$ 111,840	$ 93,032
Restricted cash	22,761	11,310
Accounts receivable, net	122,120	174,809
Prepaid expenses and other current assets	30,882	25,200
Total current assets	287,603	304,351
Goodwill	2,532,171	2,927,807
Intangible assets, net	960,785	1,051,124
Property and equipment, net	69,498	72,476
Operating lease right-of-use assets	18,748	18,758
Other noncurrent assets	27,073	25,659
Total assets	$ 3,895,878	$ 4,400,175
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 90,888	$ 97,491
Channel client deposits payable	22,761	11,310
Deferred revenue	170,822	203,824
Current portion of notes payable	11,119	11,144
Current portion of operating lease obligations	7,387	7,622
Current portion of financing lease obligations	625	2,582
Income taxes payable	3,003	2,190
Total current liabilities	306,605	336,163
Long-term deferred revenue	2,212	2,507
Operating lease obligations	15,287	15,379
Financing lease obligations	776	1,049
Notes payable	1,040,485	1,043,636
Tax receivable agreement liability	64,278	69,745
Warrant liability	13,447	29,616
Contingent consideration	19,288	29,548
Deferred taxes	72,986	144,529
Other noncurrent liabilities	766	1,083
Total liabilities	1,536,130	1,673,255
Commitments and Contingencies
Stockholders' Equity
Class A common stock	30	30
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,388,570	3,378,633
Accumulated other comprehensive loss	(46,199)	(68,603)
Accumulated deficit	(1,163,946)	(803,679)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	2,175,982	2,503,908
Noncontrolling interest	183,766	223,012
Total stockholders' equity	2,359,748	2,726,920
Total liabilities and stockholders' equity	$ 3,895,878	$ 4,400,175

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended August 31,
(In thousands)	2023	2022
Cash flows from operating activities
Net loss	$ (399,513)	$ (422,206)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	107,168	107,380
Amortization of deferred commissions	2,758	1,838
Provision for credit losses	1,294	266
Amortization of debt issuance costs	2,640	2,487
Amortization of operating lease right-of-use assets	3,890	3,960
Share-based compensation	11,887	8,342
Deferred income taxes	(72,721)	(133,632)
Right-of-use assets impairment charge	549	2,376
Goodwill impairment charge	410,041	514,816
Indefinite-lived intangible asset impairment charge	4,000	—
Gain from change in tax receivable agreement liability	(5,467)	(6,392)
Gain from change in fair value of warrant liability	(16,169)	(20,614)
Gain from change in fair value of contingent consideration	(10,260)	(11,460)
Gain on operating lease termination	(189)	—
(Gain) loss on disposal of property and equipment	(147)	162
Changes in operating assets and liabilities:
Accounts receivable	51,394	5,610
Prepaid expenses and other current assets	(3,338)	257
Other noncurrent assets	(4,172)	(2,493)
Accounts payable and accrued liabilities	(7,825)	(15,726)
Channel client deposits payable	11,451	(1,669)
Deferred revenue	(33,296)	(23,162)
Changes in other liabilities	(2,714)	(7,976)
Net cash provided by operating activities	51,261	2,164
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	—	(124,168)
Capital expenditures	(16,057)	(31,557)
Minority investment in private firm	—	(3,000)
Net cash used in investing activities	(16,057)	(158,725)
Cash flows from financing activities
Proceeds from indebtedness	—	190,000
Repayments of indebtedness	(5,587)	(85,857)
Repayments of financing lease obligations	(2,243)	(2,213)
Repurchase of common units	—	(1,397)
Payments of debt issuance costs	—	(4,766)
Net cash (used in) provided by financing activities	(7,830)	95,767
Effect of exchange rate changes on cash and cash equivalents	2,885	1,700
Net increase (decrease) in cash, cash equivalents and restricted cash	30,259	(59,094)
Cash, cash equivalents and restricted cash at beginning of period	104,342	174,554
Cash, cash equivalents and restricted cash at end of period	$ 134,601	$ 115,460

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q2	Q2	$ Var	% Var
	FY2024	FY2023
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	158.5	160.7	(2.2)	(1.4%)
Constant currency FX impact (1)	(0.8)	-	(0.8)	n/m
Total non-GAAP revenue (constant currency basis) (2)	$157.7	$160.7	($3.0)	(1.9%)

GAAP Subscription Revenue	134.7	131.6	3.1	2.4%
Constant currency FX impact (1)	(0.6)	-	(0.6)	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$134.1	$131.6	$2.5	1.9%

GAAP Professional Services and other revenue	23.8	29.1	(5.3)	(18.2%)
Constant currency FX impact (1)	(0.2)	-	(0.2)	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$23.6	$29.1	($5.5)	(18.8%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	79.2	77.4	1.7	2.2%
Depreciation and amortization	28.8	28.6	0.2	0.6%
Share-based compensation (3)	1.1	0.1	1.1	1,166.7%
Non-recurring/non-operating costs (4)	0.4	0.7	(0.3)	(38.6%)
Non-GAAP gross profit	$109.5	$106.9	$2.7	2.5%
Non-GAAP Gross Margin %	69.1%	66.5%
Constant currency FX impact (1)	(0.6)	-	(0.6)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$109.0	$106.9	$2.1	2.0%
Non-GAAP Gross Margin % (constant currency basis) (2)	69.1%	66.5%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(38.6)	(409.6)	371.0	n/m
Interest expense, net	24.7	17.3	7.4	42.4%
Income tax benefit	(2.1)	(113.7)	111.6	(98.2%)
Depreciation and amortization	53.9	54.1	(0.2)	(0.4%)
EBITDA	$37.8	($451.9)	$489.6	n/m
Share-based compensation (3)	7.4	5.2	2.3	44.5%
Non-recurring/non-operating costs (4)	3.6	2.7	0.9	31.4%
Acquisition-related adjustments (5)	-	5.6	(5.6)	(99.6%)
Change in tax receivable agreement liability (6)	(7.9)	(8.1)	0.1	(1.6%)
Change in fair value of warrant liability (7)	(1.5)	(15.2)	13.7	(90.2%)
Change in fair value of contingent consideration (8)	(1.3)	(7.3)	6.0	(82.6%)
Goodwill impairment	-	514.8	(514.8)	n/m
Right-of-use assets impairment charge	0.2	2.4	(2.2)	(92.0%)
Legal settlement (9)	17.8	-	17.8	n/m
Adjusted EBITDA	$56.1	$48.3	$7.8	16.1%
Adjusted EBITDA Margin %	35.4%	30.1%

Constant currency FX impact (1)	(0.3)	-	(0.3)	n/m
Total adjusted EBITDA (constant currency basis) (2)	$55.8	$48.3	$7.4	15.4%
Adjusted EBITDA Margin % (constant currency basis) (2)	35.4%	30.1%

(1)    Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period)

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.
(4) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees and certain severance costs.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activity, including related valuation, negotiation and integration costs and capital-raising activities for costs related to the Business Combination.

(6) Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement, and forward purchase warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-2 common stock and Series 2 RCUs.
(9) Represents the $17.8 million litigation settlement related to a BluJay customer dispute prior to acquisition.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Second Quarter 2024
(in millions)	GAAP	M&A Related (1) & Non-recurring (2)		Depreciation & Amortization	Share-Based Compensation		Non-GAAP (Adj.)	% of Revenue

			Impairment Charges (3)			Legal Settlement (4)
COST OF GOODS
Subscriptions	36.8	(0.3)	-	(3.9)	(0.7)	-	31.9	23.7%
Professional services and other	17.8	(0.2)	-	(0.2)	(0.5)	-	17.0	71.7%
Amortization of intangibles	24.7	-	-	(24.7)	-	-	-
Total cost of revenue	$79.3	($0.4)	-	($28.8)	($1.1)	-	$49.0	30.9%

Gross Profit	$79.2	$0.4	-	$28.8	$1.1	-	$109.5	69.1%

OPERATING COSTS
Research & development	25.0	(0.2)	-	(4.2)	(1.6)	-	19.0	12.0%
Sales & marketing	21.6	(0.3)	-	(0.3)	(1.4)	-	19.6	12.3%
General & administrative	38.6	(1.8)	(0.2)	(0.6)	(3.3)	(17.8)	14.9	9.4%
Acquisition related expenses	0.0	(0.0)	-	-	-	-	-
Amortization of intangibles	20.0	-	-	(20.0)	-	-	-
Goodwill Impairment	-	-	0.0	-	-	-	-
Total operating expenses	$105.1	($2.3)	($0.2)	($25.1)	($6.3)	($17.8)	$53.4	33.7%

(1)  Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activity, including related valuation, negotiation and integration costs and capital-raising activities for costs related to the Business Combination.

(2) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees, and certain severance costs.
(3) The company recognized a right-of-use asset impairment charge of $0.2M in G&A in Q2 FY24.
(4) Represents the $17.8 million litigation settlement related to a BluJay customer dispute prior to acquisition.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal Second Quarter 2024

(in millions, except per share amounts)	Q2 24
GAAP Net income (loss)	(38.6)
Interest expense, net	24.7
Income taxes benefit	(2.1)
Depreciation & amortization	53.9
EBITDA	$37.8
Share-based compensation	7.4
Non-recurring/non-operating costs	3.6
Acquisition-related adjustments	0.0
Change in tax receivable agreement liability	(7.9)
Change in fair value of warrant liability	(1.5)
Change in fair value of contingent consideration	(1.3)
Right-of-use assets impairment charge	0.2
Legal settlement	17.8
Adjusted EBITDA	$56.1
Depreciation	(9.2)
Interest and other expense, net	(24.7)
Adjusted EBIT	$22.3
Normalized income taxes (1)	(5.4)
Adjusted Net Income	$16.9
Adjusted basic shares outstanding	387.3
Adjusted earnings per share	$0.04

(1) Income taxes calculated using 24% effective rate

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

Fiscal Second Quarter 2024
(in millions)	Q1 24	Q2 24	Q2 YTD
GAAP operating cash flow	36.5	14.8	51.3

Add: Non recurring cash payments (1)	3.4	1.9	5.3
Add: Change in channel client deposits payable (2)	(2.5)	(8.9)	(11.5)
Adjusted operating cash flow	$37.3	$7.7	$45.1

Capital expenditures	(6.6)	(9.5)	(16.1)
Adjusted free cash flow	$30.8	($1.8)	$29.0

(1) Includes cash payments related to non-recurring M&A, legal settlements, and other one-time costs.

(2) Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Fiscal Second Quarter 2024

Description	Shares (000's)	Notes
Shares outstanding as of August 31, 2023	303,250	Shares outstanding
Common Units	32,992	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	342,242

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	2,734	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	13,242	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	387,298